ARTICLES OF INCORPORATION

                                       OF

                              HOME FEDERAL BANCORP

                                    ARTICLE 1
                                      Name

              The name of the Corporation is Home Federal Bancorp.


                                    ARTICLE 2
                               Purposes and Powers

         Section 2.01. Purposes. The purposes for which the Corporation is formed are the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as the same may, from time to time, be amended (the "Act").

         Section 2.02. Powers. The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including without limitation, all the powers specifically enumerated in the Act.


                                    ARTICLE 3
                                Term of Existence

      The period during which the Corporation shall continue is perpetual.


                                    ARTICLE 4
                      Registered Office and Resident Agent

       The street address of the registered office of the Corporation is:

                             222 West Second Street
                             Seymour, Indiana 47274

and the name and business office address of its registered agent in charge of such office are:
           John K. Keach, Jr.                 501 Washington Street
                                              Columbus, Indiana 47201

                                    ARTICLE 5
                                Number of Shares

         Each issued and unissued authorized share of common stock, without par value ("Common Stock"), of the Corporation as of November 10, 1997 shall be changed into one and a half (1.5) shares of Common Stock. As such, the total number of shares which the Corporation shall have authority to issue is Nine Million Five Hundred Thousand (9,500,000) shares, all of which are without par value.


                                    ARTICLE 6
                                 Terms of Shares


         Section 6.01. Designation of Classes, Number and Par Value of Shares. As of November 24, 1997, the shares of authorized capital shall be divided into Two Million (2,000,000) shares of Preferred Stock, without par value ("Preferred Stock"), as hereinafter provided, and Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock, as hereinafter provided.

         Section 6.02. Rights, Privileges, Limitations and Restrictions of Preferred Stock. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Preferred Stock and of each series of Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any shares of such Preferred Stock or series of Preferred Stock, of an amendment or amendments to these Articles of Incorporation as the same may, from time to time, be amended, determining the terms of such Preferred Stock or series of Preferred Stock ("Preferred Stock Designation"). All shares of Preferred Stock of the same series shall be identical with each other in all respects. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of die capital stock of the Corporation entitled to vote generally in the election of Directors, after giving effect to the provisions in Article II hereof ("Voting Stock"), voting as a single class, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation.

         Section 6.03. Rights, Privileges, Limitations and Restrictions
                       of Common Stock.

                  Clause 6.031. Single Class. The shares of Common Stock shall constitute a separate and single class and shall not be issued in series. All shares of Common Stock shall be identical with each other in all respects.

                  Clause 6.032. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all shares of stock having priority over the Common Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share ratably in the remaining net assets of the Corporation.

                  Clause 6.033. Voting Rights. Every holder of shares of Common Stock shall have the right, at every Shareholders' meeting, to one vote for each share of Common Stock standing in his name on the books of the Corporation, except as otherwise provided in the Act.

         Section 6.04. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

         Section 6.05. Distribution Upon Shares. The Board of Directors has authority to authorize and direct the payment of dividends and die making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended, and
(ii) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

         Section 6.06. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

         Section 6.07. Recognition Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Code of By-Laws of the Corporation a recognition procedure by which the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee is recognized by the Corporation, to the extent provided in any such recognition procedure, is the owner thereof.

         Section 6.08. Disclosure Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Corporation's Code of By-Laws a disclosure procedure by which the name of the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Act or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board of Directors may include reasonable sanctions to ensure compliance therewith, including without limitation (i) prohibiting the voting of, (ii) providing for mandatory or optional reacquisition by the Corporation of, and (iii) the withholding or payment into escrow of any dividend or other distribution in respect of, any share or right of the Corporation as to which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

         Section 6.09. No Pre-emptive Rights. The holders of the Common Stock and the holders of the Preferred Stock or any series of the Preferred Stock shall have no pre-emptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock or other securities of the Corporation.

         Section 6.10. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.


                                    ARTICLE 7
                                    Directors

         Section 7.01. Number. The number of Directors of the Corporation shall not be less than five (5) nor more than fifteen (15), as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors. If and whenever the Board of Directors has not specified the number of Directors, the number shall be seven (7). The Directors elected by the Shareholders at the first Shareholder Annual Meeting in 1993 shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1994 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1995 Annual Meeting of Shareholders, and the term of office of the third class to expire at the 1996 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification, Directors elected by the Shareholders to succeed those Directors whose term expires shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. Each Director shall hold office until his successor is chosen and qualified. Directors need not be Shareholders of the Corporation. There shall be no cumulative voting by Shareholders of any class or series in the election of Directors of the Corporation.

         Section 7.02. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Continuing Directors, as defined in Section 11.02 of
Article II hereof, although less than a quorum of the Board of Directors. Directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

         Section 7.03. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of D of the shares of the Corporation entitled to vote generally in the election of Directors, voting together is a single class. For purposes of this section, removal for cause shall be limited to the grounds then specifically enumerated in 12 C.F.R. ss. 563.39 (or any successor provision) with respect to termination for cause.

         Section 7.04. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of Shareholder nominations for the election of Directors and of business to be brought by Shareholders before any meeting of the Shareholders of the Corporation shall be given in the manner provided in the Corporation's Code of By-Laws.

         Section 7.05. Calling of Special Shareholder Meetings. Special meetings of the Shareholders of the Corporation may only be called by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation.

         Section 7.06. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation by the affirmative vote of a number of Directors equal to a majority of the number who constitute a full Board of Directors at the time of such action. Shareholders shall not have any power to make, alter, amend or repeal the Corporation's Code of By-Laws.

         Section 7.07. Factors to he Considered by Board. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Shareholders of the Corporation, the Board of Directors may in its discretion consider the long-term is well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of the Corporation and its subsidiaries (including account holders and borrowers of any of the Corporation's subsidiaries), the effect upon communities in which offices or other facilities of the Corp oration are located, and the effect on the Corporation's ability to fulfill its corporate obligations as a savings and loan holding company and on the ability of any of its subsidiary savings associations to fulfill the objectives of a stock form savings association under applicable statutes and regulations, and any other factors the Directors consider pertinent.

         Section 7.08. Authorized Board Actions. In furtherance and not in limitation of the powers conferred by law or in these Articles of Incorporation, as the same may, from time to time, be amended, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person (as defined in Section 12.03, Clause 12.031 hereof) to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the Shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation (which issuance may be with or without consideration, and may (but need not) be issued pro rata), which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

         Section 7.09. Amendment, Repeal. Notwithstanding anything contained in the Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Voting Stock, voting together is a single class, shall be required to alter, amend, change or repeal this Article 7.

                                    ARTICLE 8
                                Initial Directors

The names and post office addresses of the initial Board of Directors of the Corporation are as follows:

           Name                                     Post Office Address

       John K. Keach, Sr.                          222 West Second Street
                                                   Seymour, Indiana 47274

       Francis P. Myers                            222 West Second Street
                                                   Seymour, Indiana 47274

       Robert Weber                                222 West Second Street
                                                   Seymour, Indiana 47274

       John K. Keach, Jr.                          222 West Second Street
                                                   Seymour, Indiana 47274

       Lewis W. Essex                              222 West Second Street
                                                   Seymour, Indiana 47274

       Harvard W. Nolting, Jr.                     222 West Second Street
                                                   Seymour, Indiana 47274

       David W. Laitinen                           222 West Second Street
                                                   Seymour, Indiana 47274


                                    ARTICLE 9
                                  Incorporator

The name and post office address of the Incorporator of the Corporation are as follows:

                             Claudia V. Swhier, Esq.
                               Barnes & Thornburg
                            11 South Meridian Street
                           Indianapolis, Indiana 46204


                                   ARTICLE 10
                Provisions for Regulation of Business and Conduct
                            of Affairs of Corporation

         Section 10.01. Amendments of Articles of Incorporation. Except as otherwise provided in Articles 7, 11, and 12 hereof, the Corporation reserves die right to increase or decrease the number of its authorized shares, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the Act or any other applicable laws, and all fights and powers conferred upon Shareholders, Directors and/or Officers in these Articles of Incorporation, or any amendment hereto, are granted subject to this reserve power. No Shareholder his a vested property right resulting from any provision in these Articles of Incorporation, or any amendment hereto, or authorized to be in the Code of By-Laws of the Corporation or these Articles of Incorporation by the Act, including, without limitation, provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.
         Section 10.02. Action by Shareholders. Meetings of the Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the Code of By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the minutes of the proceedings of the Shareholders.

         Section 10.03. Action by Directors. Meetings of the Board of Directors of the Corporation or any committee thereof shall be held at such place, within or without the State of Indiana, as may be specified in the Code of By-Laws of the Corporation or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of such Board or committee.

         Section 10.04. Places of Keeping of Corporate Records. The Corporation shall keep at its principal office a copy of (1) its Articles of Incorporation, and all amendments thereto currently in effect; (2) its Code of By-Laws, and all amendments thereto currently in effect; (3) minutes of all meetings of the Shareholders and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years; (4) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders ("Shareholder Communications") for the prior three years; (5) a list of the names and business addresses of the current Directors and the current Officers of the Corporation; and (6) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at, its principal office, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in the Code of By-Laws, (1) minutes of all meetings of the Board of Directors and of each committee of such Board, and records of all actions taken by the Board of Directors and by each committee without a meeting; (2) appropriate accounting records of the Corporation; (3) a record of the Shareholders in a form that permit, preparation of a list of the names and addresses of all the Shareholders, in alphabetical order, stating the number of shares held by each Shareholder; and (4) Shareholders Minutes for periods preceding the prior three years. All of the records of the Corporation described in this Section 10.04 (collectively, the "Corporate Records") shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

         Section 10.05. Limitation of Liability and Reliance on Corporate
                        Records and Other Information.

                  Clause 10.051. General Limitation. No Director, member of any committee of the Board of Directors, or of another committee appointed by the Board, Officer, employee or agent of the Corporation ("Corporate Person") shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (1) such Corporate Person acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Corporate Person reasonably believed was in the best interests of the Corporation, or
         (2) such Corporate Person's breach of or failure to act in accordance with the standards of conduct set forth in Clause 10.051(l) above (the "Standards of Conduct") did not constitute willful misconduct or recklessness.

                  Clause 10.052. Reliance on Corporate Records and Other Information. Any "Corporate Person" shall be fully protected, and shall he deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (1) the Corporate Records, or (2) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (C) a committee of the Board of Directors or other committee appointed by the Board of Directors, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such committee of the Board of Directors or such appointed committee merits confidence, or (D) the Board of Directors, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

         Section 10.06. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (i) any Director, or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (A) in which any Director has a material financial interest or is a general partner, or
(B) of which any Director is a director, officer, or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board of Directors, a committee of the Board of Directors with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board of Directors, such committee or such Shareholders authorized, approved or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

         (1) By the Board of Directors or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board of Directors or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or modified by a single Director; and

         (2) By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted; provided, however, that a majority of such shares, whether or not present, shall constitute a quorum for the purpose of authorizing, approving or ratifying a Conflict Transaction.

         This Section 10.06 shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

         Section 10.07. Compensation of Directors. The Board of Directors is hereby specifically authorized, in and by the Code of By-Laws of the Corporation, or by resolution duly adopted by such Board, to make provision for reasonable compensation to its members for their services is Directors, and to fix the basis and conditions upon which such compensation shall be paid. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

         Section  10.08.  Direction  of  Purposes  and  Exercise  of  Powers  by
Directors. The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles of Incorporation, as the same may, from time to time, be amended, shall direct the carrying out of the purposes and exercise the powers of the Corporation, without previous authorization or subsequent approval by die Shareholders of the Corporation.

                                   ARTICLE 11

         Section 11.01. Certain Provisions Applicable for Five Years. Notwithstanding anything contained in these Articles of Incorporation or the Corporation's Code of By-Laws to the contrary, for a period extending from the date hereof and ending on January 14, 1993, the following provisions shall apply:

         No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of equity security of the Corporation. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering or to the purchase of shares by a defined benefit or defined contribution employee benefit plan such is an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be qualified" under Section 401 of the Internal Revenue Code of 1986, is amended.

         In the event shares are acquired in violation of this Section 11.01, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the Shareholders for a vote.
         For purposes of this Section 11.01, the term "person" shall have the meaning set forth in Section 12.03, Clause 12.031 hereof. `Me term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         For purposes of determining the beneficial ownership limitation imposed by this Section 11.01, warrants, options, obligations or securities convertible into such equity securities of the Corporation and other similar interests shall be treated as having been exercised or converted into such equity securities.

         Section 11.02. Amendment of Article 11. Notwithstanding anything elsewhere in these Articles of Incorporation or in the Corporation's Code of By-Laws to the contrary and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the total voting power of all of the then outstanding shares of Voting Stock, voting is a single class, shall be required to alter, amend or repeal this Article 11, unless at least two-thirds of the Continuing Directors

(as defined below in this Section 11.02) shall have approved the proposed changes prior to their submission to Shareholders for their vote (in which case a favorable vote of the percentage of the total votes eligible to be cast required by the Act or other applicable law shall be required). For purposes of this Section 11.02, a "Continuing Director" shall mean any Director then serving as such who was a member of the Corporation's Board of Directors on August 29, 1990, or was recommended for appointment or election (before such person's initial assumption of office as a Director) by a majority of the Continuing Directors then on the Board.


                                   ARTICLE 12
                  Provisions for Certain Business Combinations

         Section 12.01. Vote Required.

                  Clause 12.01 . Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section
         12.02 of this Article 12:

                                    1.  any  merger  or   consolidation  of  the
                           Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                                    2.  any  sale,  lease,  exchange,  mortgage,
                           pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

                                    3.  the   issuance   or   transfer   by  the
                           Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested
                           Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                                    4. the  adoption of any plan or proposal for
                           the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                                    5.  any   reclassification   of   securities
                           (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) directly or indirectly by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of 0 of the then-outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding that any other provisions of these Articles of Incorporation, or any provision of law, or any Preferred Stock Designation, or any agreement with any national securities exchange or otherwise might otherwise permit a lesser vote or no vote.

                  Clause 12.012. Definition of "Business Combination. The term "Business Combination" as used in this Article 12 shall mean any transaction which is referred to in any one or more of paragraphs (1) through (5) of Clause 12.01 1 of this Section 12.01.

         Section  12.02.  When Higher Vote is Not  Required.  The  provisions of
Section 12.01 of this Article 12 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, and any other provision of these Articles of Incorporation, and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the Shareholders of the Corporation, solely in their capacity as Shareholders of the Corporation, the condition specified in the following Clause 12.021 is met or, in the case of any other Business Combination, the conditions specified in either of the following Clause 12.021 or 12.022 are met:

                  Clause 12.021. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least three Continuing Directors.

                  Clause 12.022. Price and Procedure Requirements.  All of the
                                 following conditions shall have been met:

                                    1. The consideration to be received by holders of shares of a particular class (or series) of outstanding capital stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder or any of its Affiliates has previously paid for shares of such class (or series) of capital stock. If the Interested Shareholder or any of its Affiliates have paid for shares of any class (or series) of capital stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of capital stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Shareholder.

                                    2. The aggregate  amount of (x) the cash and
                           (y) the Fair Market Value as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event):

                                                     A.  (if   applicable)   the
                                    highest  per  share  price   (including  any
                                    brokerage  commissions,  transfer  taxes and
                                    soliciting   dealers'   fees)  paid  by  the
                                    Interested   Shareholder   or   any  of  its
                                    Affiliates  for any  shares of Common  Stock
                                    acquired by them within the two-year  period
                                    immediately  prior to the date of the  first
                                    public  announcement  of the proposal of the
                                    Business   Combination  (the   "Announcement
                                    Date") or in any transaction in which the Interested Shareholder became an Interested Shareholder, whichever is higher; and

                                                     B.  The Fair  Market  Value
                                    per   share   of   Common   Stock   on   the
                                    Announcement  Date or on the  date on  which
                                    the   Interested   Shareholder   became   an
                                    Interested  Shareholder (the  "Determination
                                    Date"), whichever is higher.

                                    3. The aggregate  amount of (x) the cash and
                           (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock, of outstanding capital stock of the Corporation shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this subparagraph (3) shall be required to be met with respect to every such class (or series) of outstanding capital stock whether or not the Interested Shareholder or any of its Affiliates have previously acquired any shares of a particular class (or series) of capital stock:

                                                     A.  (if   applicable)   die
                                    highest  per  share  price   (including  any
                                    brokerage  commissions,  transfer  taxes and
                                    soliciting   dealers'   fees)  paid  by  the
                                    Interested   Shareholder   or   any  of  its
                                    Affiliates  for any shares of such class (or
                                    series) of capital  stock  acquired  by them
                                    within the two-year period immediately prior
                                    to   the   Announcement   Date   or  in  any
                                    transaction in which it became an Interested
                                    Shareholder, whichever is higher;

                                                     B.  the Fair  Market  Value
                                    per share of such class (or series) of capital stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                                     C.  (if   applicable)   the
                                    highest  preferential  amount per share,  if
                                    any,  to which the holders of shares of such
                                    class (or series) of capital  stock would be
                                    entitled  in the event of any  voluntary  or
                                    involuntary   liquidation,   dissolution  or
                                    winding up of the Corporation.

                                    4. After  such  Interested  Shareholder  has
                           become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (11) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which his the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) neither such Interested Shareholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this subparagraph (4) unless at the time of such approval there are at least three Continuing Directors.

                                    5. After  such  Interested  Shareholder  his
                           become an Interested Shareholder, such Interested Shareholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Shareholder's or Affiliate's capacity as a Shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                    6.  A   proxy   or   information   statement
                           describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all Shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                                    7. Such  Interested  Shareholder  shall have
                           provided the Corporation with such information as shall have been requested pursuant to Section 12.05 of this Article 12 within the time period set forth therein.

         Section 12.03. Certain Definitions.For the purposes of this Article 12:

                  Clause 12.031. A "person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

                  Clause 12.032.  "Interested  Shareholder"  means any, person
                                  (other than the Corporation or any Subsidiary)
                                   who or which:

                                    1. is the beneficial  owner (as  hereinafter
                           defined), directly or indirectly, of ten percent or more of the voting power of the outstanding Voting Stock; or

                                    2. is an  Affiliate  or an  Associate of the
                           Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding Voting Stock; or

                                    3.  is  an  assignee  of  or  has  otherwise
                           succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                  Clause  12.033.  A person shah be a "beneficial  owner" of, or shall "Beneficially Own," any Voting stock:

                                    1.   which   such   person  or  any  of  its
                           Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on August 29, 1990; or

                                    2.   which   such   person  or  any  of  its
                           Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement., arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of Shareholders, pursuant to a public solicitation of Proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                                    3. which are beneficially owned, directly or
                           indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on August 29, 1990, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (2) of this Clause 12.033) or disposing of any shares of Voting Stock; provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purpose hereof, to beneficially own any shares of Voting Stock held under any such plan.

                  Clause 12.034. For the purposes of determining whether a person is an Interested Shareholder pursuant to Clause 12.032 of this
         Section 12.03, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Clause 12.033 of this Section 12.03 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  Clause 12.035. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, is in effect on August 29, 1990.

                  Clause 12.036. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Clause 12.032 of this Section 12.03, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  Clause  12.037.  "Continuing  Director"  for  purposes of this
         Article 12 means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Shareholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

                  Clause 12.038. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section 12.04 of this
         Article 12, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section 12.04 of this Article 12.

                  Clause 12.039. Reference to "highest per share price" shall in each case with respect to any class of stock reflect on appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                  Clause 12.310. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to he received" as used in Clauses 12.022(2) and 12.022(3) of
         Section 12.02 of this Article 12 shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding capital stock retained by the holders of such shares.

         Section 12.04. Powers of the Board of Directors. A majority of the total number of Directors of the Corporation, but only if a majority of such Directors shall then consist of Continuing Directors or, if a majority of the total number of Directors shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 12, including, without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in Clause 12.022 of Section 12.02 have been met with respect to any Business Combination, (e) the Fair Market Value of stock or other property in accordance with Clause 12.038 of Section 12.03 of this Article 12, and (f) whether the assets which are the subject of any Business Combination referred to in Clause 12.011(2) of Section 12.01 have, or the consideration to be received for the issuance of transfer of securities by the Corporation or any

Subsidiary  in any  Business  Combination  referred  to in Clause  12.011(3)  of
Section 12.01 has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries.

         Section 12.05. Information to be Supplied to the Corporation. A majority of the total number of Directors of the Corporation, but only if a majority of such Directors shall then consist of Continuing Directors or, if a majority of the total number of Directors shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the right to demand that any person who it is reasonably believed is an Interested Shareholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Shareholder) supply the Corporation with complete information as to
(i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Shareholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Shareholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article 12, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

         Section 12.06. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 12 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         Section 12.07. Amendment, Repeal, Etc. Notwithstanding any other provisions of these Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary and notwithstanding that a lesser vote or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation's capital stock required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 12.


                                   ARTICLE 13
                                 Indemnification

         Section 13.01. General. The Corporation shall, to the fullest extent to which it is empowered to do so by the Act, or any applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or who, while serving as such Director,

Officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, other than any direct or indirect federal savings association subsidiary of the Corporation, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

         Section 13.02. Authorization of Indemnification. To the extent that a Director, Officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 13.01 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 13.01 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1), by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to such action, suit or proceeding; or
(3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (4) by the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

         Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner is the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) to select counsel.

         Section 13.03. Good Faith Defined. For purposes of any determination under Section 13.01 of this Article 13, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 13.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (1) one or more Officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 13.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 13.03 shall not be deemed to he exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 13.01 of this Article 13.

         Section 13.04. Payment of Expenses in Advance. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 13.02 of this Article, upon receipt of a written affirmation of the Director, Officer, employee or agent's good faith belief that he has met the standard of conduct described in Section 13.04 of this Article and upon receipt of a written undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this
Article 13, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article 13.

         Section 13.05. Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the Corporation's Code of By-Laws, any resolution of the Board of Directors or Shareholders, any other authorization, whenever adopted, after notice, by a majority vote of all Voting Stock then outstanding, or any contract, both as to action in his official capacity and a-, to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 13.06. Vested Right to Indemnification. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 13.01 of this
Article 13 and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article 13, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

         Section 13.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a Director, Officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article.

         Section 13.08. Additional Definitions. For purposes of this Article, references to the "Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         For purposes of this Article, serving an employee benefit plan at the request of the Corporation shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article.

         For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

         For purposes of this Article, "official capacity," when used with respect to a Director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

         Section 13.09. Payments a Business Expense. Any payments made to any indemnified party under this Article under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.